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                                                                   EXHIBIT 10.10

                        PUERTO RICAN CEMENT COMPANY, INC.

            7.29% Series A Senior Secured Notes due January 27, 2017 7.34% Series B Senior Secured Notes due January 27, 2017


                                                                January 27, 1997


TO EACH OF THE PURCHASERS LISTED IN
      THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

                  Puerto Rican Cement Company, Inc., a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (the "COMPANY"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES; SECURITY FOR NOTES.

                  The Company will authorize the issue and sale of (i) $50,000,000 aggregate principal amount of its 7.29% Series A Senior Secured Notes due January 27, 2017, and (ii) $20,000,000 aggregate principal amount of its 7.34% Series B Senior Secured Notes due January 27, 2017 (such Series A Senior Secured Notes and such Series B Senior Secured Notes being sometimes called, a "SERIES" of notes, and being collectively called, the "NOTES", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibits 1A and 1B, with such changes therefrom, if any, as may be approved by you and the Company. The Notes will be secured by a Pledge, Collateral Agency and Control Agreement (as amended, supplemented or otherwise modified from time to time, the "PLEDGE AGREEMENT") substantially in the form of Exhibit 2, pursuant to which the Company will pledge to the collateral agent thereunder (the "CUSTODIAN", such term to include each successor custodian appointed thereunder), as Collateral for the benefit of the holders of the Notes, a zero coupon United States Treasury bond (the "ZERO COUPON BOND") which will accrue to $70,000,000 due shortly after the maturity of the Notes. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

                  Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at a Closing provided for in Section 3, Notes in the principal amount and of the Series specified opposite your name for such Closings in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this


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Agreement, the Company is entering into separate Note Purchase Agreements (the
"OTHER AGREEMENTS" and together with this Agreement, the "AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and of the Series specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.       CLOSING.

                  The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, at 10:00 a.m., New York time, at two closings (the "CLOSINGS"), one which will occur on January 27, 1997 or on such other Business Day thereafter on or prior to January 31, 1997 as may be agreed upon by the Company and you and the Other Purchasers (the "FIRST CLOSING"), and the other of which will occur on July 1, 1997 or on such other Business Day thereafter on or prior to July 15, 1997 as may be agreed upon by the Company and Teachers Insurance and Annuity Association of America (the "SECOND CLOSING"). At each Closing the Company will deliver to you the Notes to be purchased by you at such Closing in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of such Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to The Chase Manhattan Bank, ABA #021000021, for the account of Chase, Puerto Rico #001-0974301, for further credit to the account of Puerto Rican Cement Company, Inc. Account No. 707-1-005123. If at any Closing the Company shall fail to tender such Notes to you as provided in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at any Closing is subject to the fulfillment to your satisfaction, prior to or at such Closing, of the following conditions:





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4.1.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of such Closing.

4.2.     PERFORMANCE; NO DEFAULT.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by any of Sections 10.1 through 10.10, inclusive, had such Sections applied since such date.

4.3.     COMPLIANCE CERTIFICATES.

                  (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

4.4.     OPINIONS OF COUNSEL.

                  You shall have received opinions in form and substance satisfactory to you, dated the date of such Closing (a) from LeBoeuf, Lamb, Greene & MacRae, L.L.P., special New York counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (b) from Parra, del Valle, Frau & Limeres, special Puerto Rico counsel for the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transaction contemplated hereby as you and your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), and (c) from Fried, Frank, Harris, Shriver & Jacobson, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

4.5.     PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the date of such Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.



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If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.     SALE OF OTHER NOTES.

                  Contemporaneously with such Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes, if any, to be purchased by them at such Closing as specified in Schedule A.

4.7.     PAYMENT OF SPECIAL COUNSEL FEES.

                  Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.     PRIVATE PLACEMENT NUMBER.

                  A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of the Notes.

4.9.     CHANGES IN CORPORATE STRUCTURE.

                  Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.    PLEDGE AGREEMENT.

                  The Company shall have entered into the Pledge Agreement with the Custodian, and shall have delivered to the Custodian the Zero Coupon Bond and such proper financing statements (whether Form UCC-1 or any other form that may be required by any jurisdiction) (as amended, supplemented or otherwise modified from time to time, the "FINANCING STATEMENTS") under the Uniform Commercial Code of such jurisdictions, as may be necessary, or in the opinion of your special counsel desirable, to perfect the Lien created by the Pledge Agreement. The Financing Statements shall have been filed in all of such necessary jurisdictions to perfect the assignment and security interest purported to be created by the Pledge Agreement.



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4.11.    PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Pledge Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.12.    COMPLETION OF FIRST CLOSING.

                  In addition to the conditions specified in Sections 4.1 through 4.11, no Person shall have any obligation to purchase any Notes at the Second Closing, unless the First Closing shall have occurred in accordance with the terms of this Agreement.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:





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5.1.     ORGANIZATION; POWER AND AUTHORITY.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Pledge Agreement and the Notes and to perform the provisions hereof and thereof.

5.2.     AUTHORIZATION, ETC.

                  This Agreement, the Pledge Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Pledge Agreement constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.     DISCLOSURE.

                  The Company, through its agent, Morgan Stanley & Co. Incorporated, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated December, 1996 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Other Agreements, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in
Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since September 30, 1996, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other



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documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.











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5.4.     ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than its directors (or any Person controlled by a director) and Subsidiaries, and (iii) of the Company's directors and senior officers.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) or otherwise subject to any legal restriction, restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.     FINANCIAL STATEMENTS.

                  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).



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5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by the Company of this Agreement, the Pledge Agreement and the Notes will not (a) contravene, result in any breach of, constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Pledge Agreement or the Notes.

5.8.     LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9.     TAXES.

                  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect



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of Federal, state or other taxes for all fiscal periods are adequate. The Puerto
Rico income tax liabilities of the Company and its Subsidiaries have been determined by the Departmento de Hacienda de Puerto Rico and paid for all fiscal years up to and including the fiscal year ended December 31, 1995.








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5.10.    TITLE TO PROPERTY; LEASES.

                  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including the Zero Coupon Bond and all such Material properties reflected in the most recent audited balance sheet referred to in Section 5.5 (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.    LICENSES, PERMITS, ETC.

                  Except as disclosed in Schedule 5.11,

                  (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.


5.12.    COMPLIANCE WITH ERISA.

                  (a) The Company maintains no Plan that is subject to ERISA or the Code.

                  (b) The Company has not incurred and does not reasonably expect to incur any liability with respect to employee benefit plans it maintains or contributes to with respect to its employees or retirees, which liability, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

                  (c) The present value of the aggregate benefit liabilities under each of the Company's employee benefit plans intended by the Company to be exempt under section 3165(a) of the Puerto Rico Code, determined as of the end of such plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such plan's most recent actuarial valuation report, as applicable, did not exceed the aggregate current value of the assets of such plan allocable to such benefit liabilities.

                  (d) Assuming the accuracy of, and in reliance on, your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes (or interest in the Notes) to be



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purchased by you, the execution and delivery of this Agreement and the Pledge
Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is prohibited pursuant to section 3409(a) or 3162(g)(2)(B) of the Puerto Rico Code..

5.13.    PRIVATE OFFERING BY THE COMPANY.

                  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 27 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.    USE OF PROCEEDS; MARGIN REGULATIONS.

                  The Company will not use the proceeds of the sale of the Notes for any purpose other than (i) as set forth in Schedule 5.14, and (ii) for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.15.    EXISTING DEBT; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of December 31, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 10.1.

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5.16.    FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.    STATUS UNDER CERTAIN STATUTES.

                  Neither the Company nor any Subsidiary is (a) an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "public utility" or "public utility holding company" under the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

5.18.    ENVIRONMENTAL MATTERS.

                  Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                           (a) neither the Company nor any Subsidiary has
                  knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or affecting real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect;

                           (b) neither the Company nor any of its Subsidiaries
                  has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and

                           (c) all buildings on all real properties now owned,
                  leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental

                  Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

5.19.    SOLVENCY.

                  The Company is, and after giving effect to the issuance of the Notes will be, a "solvent institution", as said term is used in Section 1405(c) of the New York Insurance Law, whose "obligations. . . are not in default as to principal or interest", as said terms are used in said Section 1405(c).

6.       REPRESENTATIONS OF THE PURCHASER.

6.1.     PURCHASE FOR INVESTMENT.

                  You represent that you (a) are purchasing the Notes for your own account or as a fiduciary or agent for the account of one or more institutional accredited investors or the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) of Regulation D of the Securities Act, for which, in each case, you exercise sole investment discretion, (b) are purchasing the Notes for investment and not with a view to resale or distribution thereof; provided that the disposition of your property shall at all times be within your control, (c) have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of an investment in the Notes and have the ability to bear the economic risk involved in an investment in the Notes, and (d) are an institutional accredited investor. You understand that the Notes have not been registered under the Securities Act or any State securities law and may be resold only if registered pursuant to the provisions of the Securities Act or any applicable State securities law or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.     SOURCE OF FUNDS.

                  You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes (or interest in the Notes) to be purchased by you hereunder:

                  (a) if you are an insurance company, the Source is an "insurance company general account", as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 issued by the United States Department of Labor, as amended ("PTCE 95-60"), and there is no employee benefit plan with respect to which the aggregate amount of such general account's reserves and liabilities for the general account contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and "affiliates" thereof, as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case the reserves and liabilities being determined as set forth in PTCE 95-60 by reference to the annual statement for life insurance companies approved by the National Association of Insurance Commissioners ("NAIC")) exceeds 10% of the total of all reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurer and the conditions of Section IV(b) and (c) of PTCE 95-60 are satisfied; or

                  (b) the Source is a governmental plan and your purchase and holding of the Notes (or interest in the Notes) does not and will not violate any applicable governmental requirement with respect to investments by and transactions including such governmental plan; or

                  (c) the Source is one or more employee benefit plans, or a separate account, a pooled separate account, bank collective investment fund, investment fund or trust fund containing the assets of one or more employee benefit plans, and none of such employee benefit plans is maintained by a Person related to the Company through (i) the direct or indirect ownership by the Company of 50 percent or more of the total combined voting power of all classes of stock entitled to vote, or 50 percent or more of the total value of shares of all classes of stock, of such Person; or (ii) the direct or indirect ownership by such Person of 50 percent or more of the total combined voting power of all classes of stock entitled to vote, or 50 percent or more of the total value of shares, of all classes of stock, of the Company; or

                  (d) the Source does not include assets of any employee benefit plan.


                  As used in this Agreement, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

6.3.     LEGEND.

                  Each Note shall bear a legend in substantially the following form:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS SO REGISTERED, EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

7.       INFORMATION AS TO COMPANY.

7.1.     FINANCIAL AND BUSINESS INFORMATION.

                  The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements -- within 90 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                           (A) by an opinion thereon of independent certified
                  public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                           (B) a certificate of such accountants stating that
                  they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after an Executive Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder for which there is a reasonable basis or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) Employee Benefit Plans -- promptly, and in any event within fifteen Business Days after an Executive Officer becoming aware the Company has incurred, or could reasonably be expected to incur, any liability with respect to employee benefit plans it maintains or contributes to with respect to its employees or retirees, which liability could reasonably be expected to result in a Material Adverse Effect, a written notice setting forth the nature of the liability and the action, if any, that the Company proposes to take with respect thereto.

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and

                  (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.     OFFICER'S CERTIFICATE.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of the Chief Financial Officer of the Company setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1(i), 10.2(c), 10.3(c), 10.5, 10.6, 10.7, 10.8 and 10.9, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.     INSPECTION.

                  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES.

8.1.     PRINCIPAL PAYMENTS.

                  The Company shall pay the principal of each Note in one payment payable at maturity, on January 27, 2017, together with interest accrued thereon to the date of payment.

8.2.     OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

                  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest on such principal amount accrued to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this
Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Notwithstanding the foregoing, at any time prior to the date of any such prepayment, the Required Holders shall be entitled to object to such computation of the Make-Whole Amount by delivering a notice of objection to the Company setting forth the Required Holders' computation of the Make-Whole Amount. If the Required Holders shall deliver such a notice of objection to the Company, the Make-Whole Amount specified in such notice shall be binding, absent manifest error, on the holders and the Company.

8.3.     SPECIAL PREPAYMENT FOR AN ADVERSE TAX EVENT.

                  If, in connection with any payment on the Notes, the Company shall, solely as a result of the occurrence of a Tax Event, be required to pay any Additional Amounts pursuant to Section 8.8 (said Section being herein called the "TAX PAYMENT PROVISION"), then the Company may, at its option, following notice of such prepayment in a notice given by the Company in accordance with the notice requirements of Section 8.2, prepay on a date which is not less than 30 days but not more than 60 days after the Company gives notice to the holders of the occurrence of such Tax Event all, but not less than all, of the Notes with respect to which such amounts are required to be paid, together with the Modified Make- Whole Amount, if any; provided that no Note shall be prepaid pursuant to this Section 8.3 if the holder thereof shall, not less than 5 days prior to the date specified for prepayment of the Note, deliver a notice to the Company (which notice shall be binding on any transferee of such Note), stating that such holder waives any right to payment under such Tax Payment Provision in respect of the specific event or condition (including with respect to the continuing or future effects of such specific event or condition) that shall have given rise to the Company's prepayment right under this Section 8.3 (it being agreed that no such waiver shall constitute a waiver of any other right to receive a payment under such Tax Payment Provision in respect of any event of condition other than the specific event or condition in respect of which such waiver shall have been given).

8.4.     ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.5.     MATURITY; SURRENDER, ETC.

                  In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make- Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.     PURCHASE OF NOTES.

                  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7.     MAKE-WHOLE AMOUNT.

                  The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or
         8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" on the Bloomberg Financial Markets Service Screen (or such other display as may replace Page USD on the Bloomberg Financial Markets Service Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (A) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (B) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         The term "MODIFIED MAKE-WHOLE AMOUNT" shall have the same meaning with respect to any Note as the "Make-Whole Amount", except that the Discounted Value used in calculating the "Modified Make-Whole Amount" shall be determined using the Modified Reinvestment Yield rather than the Reinvestment Yield. For purposes of determining the Modified Make-Whole Amount, the "MODIFIED REINVESTMENT YIELD" shall be equal to the Reinvestment Yield, plus 50 basis points.

8.8.     CERTAIN TAXES.

                  (a) The Company agrees that any and all payments by the Company on or with respect to this Agreement, the Pledge Agreement or the Notes shall be, except as otherwise required by law or expressly provided in this subparagraph (a) of Section 8.8 and subject to subparagraph (e) of this Section 8.8, free and clear of and without set- off, counterclaim, reduction or deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by the Commonwealth of Puerto Rico or any political subdivision or taxing authority therein or thereof or any jurisdiction other than the United States or any other political subdivision or taxing authority therein or thereof (an "OTHER JURISDICTION"), from or through which any payment is made by the Company on or with respect to this Agreement, the Pledge Agreement or the Notes, excluding, in the case of payments to be made to any holder of Notes, (i) taxes imposed on such holder's net income, and franchise taxes imposed on such holder, by the jurisdiction under the laws of which such holder is organized or any political subdivision thereof, and (ii) taxes imposed with respect to such payments by the Commonwealth of Puerto Rico or any political subdivision or taxing authority therein or thereof, or any Other Jurisdiction or any political subdivision thereof, which taxes are imposed by reason of such holder being resident in the Commonwealth of Puerto Rico or such Other Jurisdiction or maintaining a permanent establishment or fixed base in the Commonwealth of Puerto Rico or such Other Jurisdiction, unless such residence, permanent establishment or fixed base arises by reason of the purchase, ownership, disposition or enforcement of any Note or any other right under this Agreement or the Pledge Agreement or the receipt of any payment on or with respect to any Note held by such holder (all such excluded taxes referred to in clauses (i) and (ii) of this subparagraph (a) of Section 8.8 being referred to herein as "EXCLUDED TAXES" and all other such taxes (other than Excluded Taxes), levies, imposts, deductions, charges, withholdings and liabilities being referred to herein as "TAXES"). If the Company shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any holder of Notes, (A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 8.8), such holder will have received an amount equal to the sum it would have received had no such deductions or withholdings been made, (B) the Company shall make such deductions or withholdings, and (C) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

                  (b) Subject to Section 13.2, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under or with respect to this Agreement, the Notes or the Pledge Agreement or from the execution, delivery and registration of, or otherwise with respect to, this Agreement, the Notes or the Pledge Agreement (hereinafter referred to as "OTHER TAXES").

                  (c) The Company shall indemnify each holder of Notes for the full amount of Taxes, Other Taxes or Excluded Taxes (but only such Excluded Taxes as are imposed by any jurisdiction on amounts receivable pursuant to this
Section 8.8) paid or payable by such holder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days after the date such holder makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Company shall furnish to each holder of Notes the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Within 30 days from the date of any Closing (or from the date on which any Person becomes a holder of a Note by transfer or otherwise) and from time to time thereafter within 30 days after reasonable request therefor pursuant to this subparagraph (e) of Section 8.8, if, with respect to payments on or with respect to any Note, this Agreement or the Pledge Agreement, a holder of Notes is eligible for exemption from the Commonwealth of Puerto Rico or any Other Jurisdiction's withholding taxes or is subject to such taxes at a reduced rate under an applicable treaty, such holder shall take all appropriate steps required to be taken by such holder under Commonwealth of Puerto Rico or such Other Jurisdiction's law to establish entitlement to such exemption or reduced rate and shall provide the Company with copies of any forms or other documents filed for such purpose; provided that the Company shall provide such holder with the appropriate number of any forms or other documents required to be filed for such purpose, together with instructions thereto, and notwithstanding anything to the contrary herein, such holder shall not be obligated to file such forms or other documents or to take any other such steps to establish entitlement to exemption or reduced rate prior to the date 30 days after receipt by such holder of such forms or documents and such instructions. If a holder of Notes fails to comply with the obligations contained in the preceding sentence, and solely as a result of such failure the Company is required to make any increased payment pursuant to this Section 8.8, the benefits of subparagraphs (a) and (c) of this Section 8.8 shall not apply to such holder with respect to such increased payment.


                  (f) If any Note is transferred to a Person that is not a resident of the United States, then notwithstanding anything to the contrary in this Section 8.8, the Company shall not be obligated to pay any amount to such holder under this Section 8.8, which amount the Company would not have been obligated to pay had such holder been such a resident of the United States and had complied in full with its obligations under Section 8.8(e).

                  (g) If any Taxes or Other Taxes are imposed on or with respect to any payment on or under any Note, this Agreement or the Pledge Agreement, in consequence of which the Company is required to make any additional payment to any holder of Notes under this Section 8.8 (an "ADDITIONAL AMOUNT") and such holder determines in its sole discretion but in good faith that it is entitled to a refund which is both identifiable and quantifiable by it without an unacceptable administrative burden as being attributable solely to the imposition of such Taxes or Other Taxes (a "TAX REFUND"), then such holder, after receiving a written request from the Company, shall to the extent it can do so without prejudice to the retention of such Tax Refund take all reasonable steps which are necessary to obtain such Tax Refund, including filing such forms, certificates, documents, applications or returns as may be required to obtain such Tax Refund. If such holder subsequently receives a Tax Refund, and such holder is able to identify the Tax Refund as being attributable to the tax with respect to which the Additional Amount was paid, then such holder shall within 30 days of constructive or actual receipt of such Tax Refund reimburse the Company such amount as such holder shall determine acting in good faith to be the proportion of the Tax Refund, together with any interest received thereon, attributable to such Additional Amount as will leave such holder after the reimbursement (including such interest) in no better or worse position than it would have been had the Additional Amount not been required; provided, however, that if any Tax Refund reimbursed by a holder to the Company is subsequently disallowed, the Company shall repay such holder such amount (together with interest and any applicable penalty payable by such holder to the relevant taxing authority) promptly after receipt of notice by such holder of such disallowance. Nothing herein contained shall interfere with the right of any holder to arrange its tax affairs in whatever manner it sees fit and, in particular, no holder shall be under any obligation to claim credit, relief, remission or amount of such deduction or withholding in priority to any other claims, relief, credits or deductions available to it if doing so could reasonably be expected to have an adverse effect on such holder or to disclose any details of its tax affairs.

                  (h) Without prejudice to the survival of any other agreement or obligation of the Company hereunder, the agreements and obligations of the Company under this Section 8.8 shall survive the payment or transfer of the Notes.

9.       AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

9.1.     COMPLIANCE WITH LAW.

                  The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.     INSURANCE.

                  The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.     LINE OF BUSINESS.

                  The Company will not, and will not permit any of its Significant Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Significant Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Significant Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

9.4.     MAINTENANCE OF PROPERTIES.

                  The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.5.     PAYMENT OF TAXES AND CLAIMS.

                  The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.6.     CORPORATE EXISTENCE, ETC.

                  Subject to Section 10.4, the Company will at all times preserve and keep in full force and effect its corporate existence and will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not have a Material Adverse Effect.

9.7.     FURTHER ASSURANCES.

                  At any time and from time to time promptly, the Company shall, at its expense, execute and deliver to each holder of a Note and the Custodian such instruments and documents, and take such further action, as the holders of the Notes may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and the Pledge Agreement and to establish, perfect, preserve and protect the rights, interests and remedies created, or intended to be created, in favor of the holders of the Notes hereunder and thereunder, including, without limitation, the execution and delivery of financing statements and continuation statements under the Uniform Commercial Code of any applicable jurisdiction, and the delivery of satisfactory opinions of counsel.

9.8.     COMPLIANCE WITH RULE 144A.

                  At any time when the Company is not subject to the reporting requirements of the Exchange Act pursuant to Section 13 or 15(d) thereof and is not exempt from the reporting requirements of the Exchange Act pursuant to Rule 12g3-2(b) thereunder, the Company will furnish to each holder of a Note, and any prospective purchasers of Notes designated by such holder, such information as may be required to permit compliance with Rule 144A under the Securities Act in connection with the resale of the Notes.

10.      NEGATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

10.1.    LIENS.

                  The Company will not and will not permit any Subsidiary to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except:

                  (a) any Lien for taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and for which appropriate reserves have been taken;

                  (b) any Lien created by or resulting from any litigation or legal proceeding that is currently being contested in good faith by appropriate proceedings and adequately reserved for in accordance with GAAP;

                  (c) any Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of its property that do not arise in connection with the incurrence of Debt and that do not in the aggregate materially impair the use of such property in the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property for the purposes of such business;

                  (d) any Liens to secure Debt existing on the date of this Agreement and listed on Schedule 10.1;

                  (e) any Lien on the property of a Subsidiary to secure the obligations of such Subsidiary to the Company or to another Subsidiary;

                  (f) any Lien (i) on property granted in connection with provision of all or part of the purchase price or cost of the construction of such property created contemporaneously with, or within 180 days after, such acquisition or the completion of such construction, (ii) on property existing in such property at the time of acquisition thereof, whether or not the Debt secured thereby is assumed by the Company or such Subsidiary, as long as such Lien was not created in contemplation of such acquisition, or (iii) existing on the property of a corporation at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to the Company or a Subsidiary, as long as such Lien was not created in contemplation of such merger, consolidation, sale, lease or other disposition; provided that the principal amount of the Debt secured by any such Lien shall at no time exceed the lesser of (A) the cost, and (B) 100% of the Fair Market Value, of the property subject to such Lien;

                  (g) the Lien created by the Pledge Agreement securing Debt evidenced by the Notes;

                  (h) any Lien extending, renewing or refunding any Lien permitted by paragraphs (a) through (g) of this Section 10.1, provided that (i) the amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien does not extend to other property, (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist, and
         (iv) in the case of any Lien permitted by paragraph (f) of this Section 10.1, the principal amount of the Debt secured by any such Lien does not exceed the lesser of (A) the cost, and (B) 100% of the Fair Market Value, of the property subject to such Lien; and

                  (i) any additional Liens, other than those permitted by the foregoing provisions of this Section 10.1; provided that, after giving effect to the Debt secured by such additional Liens, Priority Debt does not exceed 15% of Consolidated Net Tangible Assets.

                           For the purposes of this Section 10.1, any Person
becoming a Subsidiary after the date hereof shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

                  In the event that the Company or any Subsidiary shall create, incur, assume or permit to exist any Lien not permitted under this Section 10.1, the Company agrees that in addition to, and not in lieu of, any other remedy available to the holders of the Notes hereunder or under the Pledge Agreement, the Company will make or cause to be made effective provision whereby the Notes will be contemporaneously secured by such Lien equally and ratably with any and all other Debt thereby secured so long as such other Debt shall be so secured (including, without limitation, the provision of any financial accommodations extended to the holder of such other Debt in connection with the release of such Lien and/or the sale of any property subject thereto), it being understood that any such violation of this Section 10.1 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this
Section 10.1.

10.2.    SUBSIDIARY DEBT.

                  Prior to its merger into or consolidation with the Company, none of the Company's Subsidiaries may directly or indirectly create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt other than:

                  (a) Debt of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary, provided that such Debt shall not have been incurred or issued in contemplation of such Subsidiary becoming a Subsidiary;

                  (b) Debt incurred by a Subsidiary to any other Subsidiary or to the Company; and

                  (c) Debt of a Subsidiary, other than that permitted by the foregoing provisions of this Section 10.2, provided that immediately after giving effect to such Debt, Priority Debt does not exceed 15% of Consolidated Net Tangible Assets.

10.3.    SALE-AND-LEASEBACK TRANSACTIONS.

                  The Company will not, and will not permit any Subsidiary to, enter into any Sale-and-Leaseback Transaction, other than:

                  (a) Sale-and-Leaseback Transactions relating to property upon which the Company or a Subsidiary would be able to create Liens under the provisions of paragraphs (a) through (g) of Section 10.1;

                  (b) Sale-and-Leaseback Transactions providing for the lease of property for a temporary period not to exceed one year after the sale, at the end of which time it is intended that the use of such property by the lessee will be discontinued; and

                  (c) Sale-and-Leaseback Transactions other than those permitted by the foregoing provisions of this Section 10.3, provided that immediately after giving effect to such Sale-and-Leaseback Transactions, Priority Debt does not exceed 15% of Consolidated Net Tangible Assets.

10.4.    MERGER, CONSOLIDATION, ETC.

                  The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States or the Commonwealth of Puerto Rico;

                  (b) if the Company is not the Successor Corporation, (i) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements, the Pledge Agreement and the Notes and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                  (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.4 from its liability under this Agreement, the Pledge Agreement or the Notes.

10.5.    CONSOLIDATED TANGIBLE NET WORTH.

                  The Company will not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) $107,000,000, plus (ii) 25% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal quarter, beginning with the fiscal quarter ending June 30, 1997.

10.6.    FUNDED DEBT.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Funded Debt (other than in connection with extensions, renewals or refinancings of Funded Debt in which the outstanding amount thereof is not increased) unless, after giving effect thereto and to the retirement of any Funded Debt to be retired substantially concurrently therewith, Consolidated Funded Debt does not exceed 60% of Consolidated Net Tangible Assets. For the purposes of this Section 10.6, any Person becoming a Subsidiary after the date hereof shall be deemed to have incurred all of its then outstanding Funded Debt at the time it becomes a Subsidiary.

10.7.    CURRENT DEBT.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Current Debt unless, there shall have been during the immediately preceding 12 month period, a period of not less than 30 consecutive days on each of which there shall have been no Consolidated Current Debt outstanding in excess of the amount of additional Consolidated Funded Debt that the Company and its Subsidiaries would have been permitted to incur (but did not incur) on such day under Section 10.6.

10.8.    SALE OF ASSETS.

                  Except as permitted under Section 10.4, the Company will not and will not permit any Subsidiary to make any Transfer, unless:

                  (a) the property that is the subject of such Transfer constitutes (i) inventory held for sale, (ii) marketable securities available for sale, or (iii) real estate, equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or such Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (i) or (iii), such Transfer is in the ordinary course of business (an "ORDINARY COURSE TRANSFER"); or

                  (b) such Transfer is not an Ordinary Course Transfer (the date of the consummation of such Transfer of property being referred to herein as the "PROPERTY DISPOSITION DATE") and the aggregate net book value of all Transfers that are not Ordinary Course Transfers in the twelve-month period immediately preceding and including the Property Disposition Date does not exceed 20% of Consolidated Net Worth computed at the end of the most recent fiscal period preceding the Property Disposition Date.

Any Transfer for which the resulting Net Proceeds Amount was applied, within twelve months of the Property Disposition Date relating to such Transfer, to (A) acquire assets (including all or substantially all of the assets of another company) for the Company or its Subsidiaries which are necessary or useful in the lines of business in which the Company and its Subsidiaries are engaged, or
(B) reduce Consolidated Funded Debt, will not be subject to the limitation of clause (b) of this Section 10.8. Any such reduction of Consolidated Funded Debt may include, at the option of the Company, a prepayment of the Notes pursuant to
Section 8.2.

10.9.             RESTRICTED PAYMENTS.

                           The Company will not, and will not permit any
Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, if after giving effect to the Restricted Payment (a) an Event of Default will exist or (b) the aggregate amount of Restricted Payments for the period subsequent to December 31, 1996 would exceed the sum of (i) 75% of the Consolidated Net Income accumulated subsequent to December 31, 1996 to the end of the most recently completed fiscal quarter of the Company (less 100% in the case of losses), plus (ii) the net cash proceeds received by the Company with respect to any sale of nonredeemable capital stock of the Company or any Subsidiary subsequent to December 31, 1996, plus (iii) $29,000,000.

10.10.            TRANSACTIONS WITH AFFILIATES.

                           The Company will not and will not permit any
Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.               EVENTS OF DEFAULT.

                           An "EVENT OF DEFAULT" shall exist if any of the
following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Premium, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 10;

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in the Pledge Agreement and such default is not remedied within 30 days after the earlier of (i) an Executive Officer obtaining actual knowledge of such default, and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 11.1(d)); or

                  (e) any representation, warranty, certification or statement made or deemed to have been made by or on behalf of the Company or by any officer of the Company in respect of the Notes, in this Agreement, the Pledge Agreement or in any certificate, financial statement or other notice delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed to have been made and shall not be remedied within 30 days after the earlier of (i) an Executive Officer obtaining actual knowledge of such default, and
         (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 11.1(e)); or

                  (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount in excess of

         $5,000,000 beyond any period of grace provided with respect thereto, or
         (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount in excess of $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                  (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final (but net of amounts for which an insurer has admitted coverage or liability) judgment or judgments for the payment of money aggregating in excess of $10,000,000 is or are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged, suspended by agreement with the beneficiary thereof, or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) the Pledge Agreement shall at any time, for any reason cease to be in full force and effect or shall fail to constitute a valid, perfected first priority Lien with respect to the Collateral or shall be declared to be null and void in whole or in any material respect (i.e., relating to the validity or priority of the Lien created by the Pledge Agreement or the remedies available thereunder) by the judgment of any court or other Governmental Authority having jurisdiction in respect thereof, or if contested by or on behalf of the Company, or the Company shall renounce the Pledge Agreement, or deny that it is bound by the terms thereof.

12.      REMEDIES ON DEFAULT, ETC.

12.1.    ACCELERATION.

                  (a) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, (i) any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable, and (ii) any holder or holders of not less than 25% in principal amount of the Notes at the time outstanding may at any time, at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (b) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (c) If any other Event of Default has occurred and is continuing, any holder or holders of not less than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (A) all accrued and unpaid interest thereon and (B) the Premium determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Premium by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.    OTHER REMEDIES.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section

12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.    RESCISSION.

                  At any time after any Notes have been declared due and payable pursuant to clause (a) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Premium, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.    NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.    REGISTRATION OF NOTES.

                  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the absolute owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary or held liable for allocations of income, losses, gains, deductions or credits, which are made in good faith to such registered holder. The Company shall give to any holder of a

Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.    TRANSFER AND EXCHANGE OF NOTES.

                  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of
Exhibit 1A, in the case of a Series A Note, or Exhibit 1B, in the case of a Series B Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1 and
6.2 and to have agreed to be bound by the restrictions on transfer set forth in
Section 6.1.

13.3.    REPLACEMENT OF NOTES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

14.1.    PLACE OF PAYMENT.

                  Subject to Section 14.2, payments of principal, Premium, if any, any Additional Amounts, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Chase Manhattan Bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.    HOME OFFICE PAYMENT.

                  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Premium, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.      EXPENSES, ETC.

15.1.    TRANSACTION EXPENSES.

                  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including the Custodian's fees and any reasonable attorneys' fees of Fried, Frank, Harris, Shriver & Jacobson and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Pledge Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Pledge Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Pledge Agreement or the Notes, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Pledge Agreement or by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.    SURVIVAL.

                  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Pledge Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the Pledge Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Pledge Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

17.1.    REQUIREMENTS.

                  This Agreement, the Pledge Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or time of payment or method of computation of interest on, or of the Premium on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.    SOLICITATION OF HOLDERS OF NOTES.

                  (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions the Agreements, the Pledge Agreement or the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.    BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.    NOTES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Pledge Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

                  All notices and communications provided for hereunder shall be in writing, in English, and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

                  For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement; provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or
(d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential

Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information (i) to your, or your parent's or Subsidiary's, directors, trustees, officers or employees, or to your auditors, attorneys, financial advisors and other professional advisors, who, in each case, agree to hold confidential the Confidential Information, (ii) as it has become generally available to the public, (iii) as may be required to be submitted to any municipal, state, provincial, federal or foreign regulatory body having or claiming to have jurisdiction over you or to the United States National Association of Insurance Commissioners or similar organization or their successors, or any nationally recognized rating agency that requires access to information about your investment portfolio, (iv) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal or any Governmental Authority, (v) to any other holder of Notes, (vi) in connection with the enforcement of the terms and conditions of the Notes, or (vii) to the extent necessary in connection with any contemplated transfer of any of the Notes; provided that, in the case of clauses
(v) and (vii), such holder of Notes or contemplated transferee agrees to be bound by the terms and provisions hereof. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

                  You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be delivered at least two (2) Business Days prior to the respective closing, shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

22.1.    SUCCESSORS AND ASSIGNS.

                  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.    PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Premium or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.    SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.    CONSTRUCTION.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.    COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.    GOVERNING LAW.

                  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

22.7.    ACCEPTANCE OF JURISDICTION.

                  The Company represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, if judicial proceedings are brought by any holder of Notes to enforce any right or remedy under this Agreement, the Pledge Agreement or under any Note, no immunity from such proceedings will be claimed by or on behalf of the Company or any Subsidiary or with respect to its property. With respect to any such suit, action or proceeding which may be brought by any holder of Notes, the Company hereby consents and will, and will cause each Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement and waives any objection which it may have to the venue of any such suit, action or proceeding in any such court and any claim or defense of inconvenient forum. [The Company has delivered to you a true and correct copy of an instrument by which the Company has irrevocably appointed CT Corporation System, with offices at 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any such suit, action or proceeding and by which CT Corporation System has accepted such appointment.] The Company will take any and all action, including the execution and filing of all such documents and instruments, as may be necessary to effect and continue the appointment of such agent in full force and effect, or if necessary by reason of any fact or condition relating to such agent, to replace such agent (but only after having given notice thereof to each holder of Notes). The Company agrees that service of process upon such agent and written notice of such service given to the Company shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding in any such court. In making the foregoing appointment and submission to jurisdiction, the Company expressly waives the benefit of any contrary provisions of foreign law. Nothing in this
Section 22.7 shall affect the right of any holder of Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any court in which the Company is subject to suit.

22.8.    WAIVER OF JURY TRIAL.

                  EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER AGREEMENTS, THE PLEDGE AGREEMENT, ANY EXHIBIT HERETO OR THERETO OR ANY OF THE NOTES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER ORAL OR WRITTEN) MADE HEREIN BY THE PARTIES.

22.9.    CURRENCY CONVERSION.

                  (a) All amounts payable under this Agreement, the Pledge Agreement and the Notes shall be payable in United States Dollars ("DOLLARS").

                  (b) Any payment on account of an amount that is payable under this Agreement, the Pledge Agreement or the Notes which is made to or for the account of any holder of a Note in lawful currency of any other jurisdiction (the "OTHER CURRENCY") whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company shall constitute a discharge of the Company's obligation under this Agreement only to the extent of the amount of Dollars which such holder could purchase in the New York City foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday) on which banks in New York City are generally open for business following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company shall indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the Pledge Agreement and, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of a Note from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or the Pledge Agreement. For the avoidance of doubt, in no event shall the Company be required to pay more Dollars at the rate of exchange when payment is made than the amount of Dollars stated to be due under this Agreement or the Pledge Agreement, so that in any event the Company's obligations will be effectively maintained as Dollar obligations.

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        PUERTO RICAN CEMENT COMPANY, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                      SCHEDULE A
















                                   Schedule A

                                                                      SCHEDULE B



                                  DEFINED TERMS

                  As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "ADDITIONAL AMOUNT" is defined in Section 8.8(g).

                  "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                  "AGREEMENTS" is defined in Section 2.

                  "ATTRIBUTABLE DEBT" means, as of any particular time, eight times the amount of annual Rentals during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "BUSINESS DAY" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or the Commonwealth of Puerto Rico are required or authorized to be closed.

                  "CALLED PRINCIPAL" is defined in Section 8.7.

                  "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                                   Schedule B

                  "CLOSINGS" is defined in Section 3.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COLLATERAL" shall have the meaning specified in the Pledge Agreement.

                  "COMPANY" is defined in the Introduction.

                  "CONFIDENTIAL INFORMATION" is defined in Section 20.

                  "CONSOLIDATED CURRENT DEBT" means, at any time, the Current Debt of the Company and its Subsidiaries determined on a consolidated basis.

                  "CONSOLIDATED FUNDED DEBT" means, at any time, the Funded Debt of the Company and its Subsidiaries determined on a consolidated basis.

                  "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

                  "CONSOLIDATED NET TANGIBLE ASSETS" means, at any time, the Total Assets of the Company and its Subsidiaries (exclusive of goodwill, patents, trademarks, organization expenses and other intangibles), minus the Current Debt of the Company and its Subsidiaries.

                  "CONSOLIDATED NET WORTH" means, at any time, the Total Assets of the Company and its Subsidiaries, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus the Total Debt of the Company and its Subsidiaries.

                  "CONSOLIDATED TANGIBLE NET WORTH" means, at any time, the Total Assets of the Company and its Subsidiaries (exclusive of goodwill, patents, trademarks, organization expense and

                                   Schedule B
other intangibles), minus the Total Debt of the Company and its Subsidiaries (including accrued and deferred income taxes and subordinated liabilities).

                  "CURRENT DEBT" means Debt which matures on demand or within one year from its date of creation and is not renewable or extendible at the option of the issuer to a date one year or more from its date of creation.

                  "CUSTODIAN" is defined in Section 1.

                  "DEBT" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money in accordance with GAAP and its redemption obligations in respect of mandatorily redeemable preferred stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

                                   Schedule B

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof, notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "DEFAULT RATE" means that rate of interest that is 1% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

                  "DISCOUNTED VALUE" is defined in Section 8.7.

                  "DOLLARS" is defined in Section 22.9.

                  "ENVIRONMENTAL LAWS" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is required to be treated as a single employer together with the Company under section 414 of the Code.

                  "EVENT OF DEFAULT" is defined in Section 11.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCLUDED TAXES" is defined in Section 8.8(a).

                                   Schedule B

                  "EXECUTIVE OFFICER" means any of the following officers of the
Company: the Chief Executive Officer; the Chief Financial Officer; the Vice President of Finance; the Treasurer; the General Counsel; the Controller or the Secretary.

                  "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

                  "FINANCING STATEMENTS" is defined in Section 4.10.

                  "FUNDED DEBT" means Debt (including the present value of Rentals with respect to Capital Leases of the Company and its Subsidiaries) that matures by its term more than one year from the date of creation thereof or matures one year or less from the date of creation thereof but is renewable or extendible, at the option of the issuer, by its terms to a date more than one year from the date of the creation thereof, and excludes, without limitation, any portion of such Debt maturing one year or less from the date of determination.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means

                  (a) the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                                   Schedule B

                  "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                  "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                                   Schedule B

                  "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Pledge Agreement and the Notes, or (c) the validity or enforceability of this Agreement, the Pledge Agreement or the Notes.

                  "MEMORANDUM" is defined in Section 5.3.

                  "MODIFIED MAKE-WHOLE AMOUNT" is defined in Section 8.7.

                  "MODIFIED REINVESTMENT YIELD" is defined in Section 8.7.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NAIC" is defined in Section 6.2

                  "NET PROCEEDS AMOUNT" means, with respect to any Transfer of any property of any Person, an amount equal to the difference of (a) the aggregate amount of the consideration

                                   Schedule B

(valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

                  "NOTES" is defined in Section 1.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                  "ORDINARY COURSE TRANSFER" is defined in Section 10.8(a).

                  "OTHER AGREEMENTS" is defined in Section 2.

                  "OTHER CURRENCY" is defined in Section 22.9.

                  "OTHER JURISDICTION" is defined in Section 8.8(a).

                  "OTHER PURCHASERS" is defined in Section 2.

                  "OTHER TAXES" is defined in Section 8.8(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLAN" means an "employee pension benefit plan" (as defined in section 3(2) of ERISA) which is subject to Title IV of ERISA and/or the minimum funding requirements of Section 412 of the Code and that is or, within the preceding five years has been, established or maintained, or to which contributions are or, within the preceding five years have been, made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has incurred or would reasonably be expected to incur any material liability.

                                   Schedule B

                  "PLEDGE AGREEMENT" is defined in Section 1.

                  "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                  "PREMIUM" means the Make-Whole Amount or the Modified Make-Whole Amount, as the case may be.

                  "PRIORITY DEBT" means, at any time, the sum of: (a) Debt of the Company or any of its Subsidiaries secured by a Lien permitted under Section 10.1(i), (b) Attributable Debt incurred in connection with lease obligations incurred in connection with Sale-and-Leaseback Transactions permitted under
Section 10.3(c), and (c) Subsidiary Debt permitted under Section 10.2(c).

                  "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "PROPERTY DISPOSITION DATE" is defined in Section 10.8(b).

                  "PURCHASERS" is the purchasers listed on Schedule A.

                  "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                  "REINVESTMENT YIELD" is defined in Section 8.7.

                  "REMAINING AVERAGE LIFE" is defined in Section 8.7.

                  "REMAINING SCHEDULED PAYMENTS" is defined in Section 8.7.

                  "RENTALS" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges; provided that, if at the date of determination, any such rental or other obligations are contingent or not

                                   Schedule B
otherwise definitely determinable by the terms of the related lease, the amount of such obligation (a) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (b) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a senior financial officer of the Company on a reasonable basis in good faith.

                  "REQUIRED HOLDERS" means, at any time, the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                  "RESTRICTED PAYMENT" means (a) a dividend by the Company or any of its Subsidiaries other than (i) a dividend payable solely in capital stock of the Person paying the dividend, or (ii) a dividend payable to the Company or to another Subsidiary; (b) a distribution on any class of capital stock of the Company or of a Subsidiary other than to the Company or to a Subsidiary; or (c) an acquisition of capital stock of the Company or a Subsidiary other than from the Company or from a Subsidiary. For purposes of this definition (A) capital stock shall include shares and other equivalents of stock and warrants, rights or options to purchase or otherwise acquire capital stock and (B) the amount of any Restricted Payment made in property shall be the greater of (1) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (2) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

                  "SALE-AND-LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                                   Schedule B

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                  "SERIES" is defined in Section 1.

                  "SETTLEMENT DATE" is defined in Section 8.7.

                  "SIGNIFICANT SUBSIDIARY" means, at any time, any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the SEC as in effect on the date of this Agreement) of the Company.

                  "SOURCE" is defined in Section 6.2.

                  "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "SUBSIDIARY STOCK" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

                  "SUCCESSOR CORPORATION" is defined in Section 10.4(a).

                  "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such

                                   Schedule B
determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "TAXES" is defined in Section 8.8(a).

                  "TAX EVENT" means the occurrence after the date of this Agreement of any amendment to, or change in, the laws or regulations (including tax treaties and regulations with respect to such treaties) of any applicable jurisdiction or a political subdivision or taxing authority thereof affecting taxation, or any amendment to or change in an administrative or judicial interpretation or application of such laws or regulations.

                  "TAX PAYMENT PROVISION" is defined in Section 8.3.

                  "TAX REFUND" is defined in Section 8.8(g).

                  "TOTAL ASSETS" means the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

                  "TOTAL DEBT" means the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

                  "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

                  "UCC" means the Uniform Commercial Code in any jurisdiction as in effect from time to time.

                  "ZERO COUPON BOND" is defined in Section 1.

                                   Schedule B

                              FORM OF SERIES A NOTE


                        PUERTO RICAN CEMENT COMPANY, INC.

             7.29% SERIES A SENIOR SECURED NOTE DUE JANUARY 27, 2017


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS SO REGISTERED, EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


No. [A-_____]                                                             [Date]
$[_______]                                                   PPN[______________]

                  FOR VALUE RECEIVED, the undersigned, PUERTO RICAN CEMENT COMPANY, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, hereby promises to pay to [________ _____________], or registered assigns, the principal sum of [_______________________________] DOLLARS on January 27, 2017, with interest
(computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.29% per annum from the date hereof, payable semiannually, on January 27 and July 27 in each year, commencing with July 27, 1997, until the principal hereof shall have become due and payable, and
(b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Premium (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 1% per annum above the rate of interest stated in clause (a) hereof.

                  Payments of principal of, interest on and any Premium with respect to this Note are to be made in lawful money of the United States of America in New York, New York at the principal office of The Chase Manhattan Bank in such jurisdiction or at such other place as the Company shall

                                   Exhibit 1A
have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

                  This Note is one of the Series A Senior Secured Notes issued together with the Series B Senior Secured Notes (herein, collectively, called the "NOTES") issued pursuant to the Note Purchase Agreements, dated as of January 27, 1997 (as from time to time amended, supplemented or otherwise modified, the "NOTE PURCHASE AGREEMENTS"), between the Company and each of the Purchasers listed in Schedule A thereto, respectively, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Sections 6.1 and 6.2 of the Note Purchase Agreements and to have agreed to be bound by the restrictions on transfer set forth in
Section 6.1 of the Note Purchase Agreements.

                  This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary or held liable for allocations of income, losses, gains, deductions or credits, which are made in good faith to such registered holder.

                  The Company will make required payment of principal, at maturity, on January 27, 2017, as specified in the Note Purchase Agreements. This Note is also subject to optional and mandatory prepayments, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

                  The Company's obligations under this Note and the Note Purchase Agreements are secured by a security interest in certain assets of the Company pursuant to the Pledge Agreement (as defined in the Note Purchase Agreements).

                  If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the

                                 Exhibit 4.4(a)
                                   Exhibit 1A
manner, at the price (including any applicable Premium) and with the effect provided in the Note Purchase Agreements.

                  THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE, THE NOTE PURCHASE AGREEMENTS OR THE PLEDGE AGREEMENT.

                                   Exhibit 1A

THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                           PUERTO RICAN CEMENT COMPANY, INC.


By:
   ---------------------------
                                           Name:
                                           Title:

                                 Exhibit 4.4(a)
                                   Exhibit 1A

                                                                      EXHIBIT 1B





                              FORM OF SERIES B NOTE


                        PUERTO RICAN CEMENT COMPANY, INC.

             7.34% SERIES B SENIOR SECURED NOTE DUE JANUARY 27, 2017


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS SO REGISTERED, EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


No. [B-_____]                                                             [Date]
$[_______]                                                   PPN[______________]

                  FOR VALUE RECEIVED, the undersigned, PUERTO RICAN CEMENT COMPANY, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, hereby promises to pay to [____________________], or registered assigns, the principal sum of [_______________________________] DOLLARS on January 27, 2017, with interest
(computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.34% per annum from the date hereof, payable semiannually, on January 27 and July 27 in each year, commencing with July 27, 1997, until the principal hereof shall have become due and payable, and
(b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Premium (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 1% per annum above the rate of interest stated in clause (a) hereof.

                  Payments of principal of, interest on and any Premium with respect to this Note are to be made in lawful money of the United States of America in New York, New York at the principal office of The Chase Manhattan Bank in such jurisdiction or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

                                   Exhibit 1B

                  This Note is one of the Series B Senior Secured Notes issued together with the Series A Senior Secured Notes (herein, collectively, called the "NOTES") issued pursuant to the Note Purchase Agreements, dated as of January 27, 1997 (as from time to time amended, supplemented or otherwise modified, the "NOTE PURCHASE AGREEMENTS"), between the Company and each of the Purchasers listed in Schedule A thereto, respectively, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Sections 6.1 and 6.2 of the Note Purchase Agreements and to have agreed to be bound by the restrictions on transfer set forth in
Section 6.1 of the Note Purchase Agreements.

                  This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary or held liable for allocations of income, losses, gains, deductions or credits, which are made in good faith to such registered holder.

                  The Company will make required payment of principal, at maturity, on January 27, 2017, as specified in the Note Purchase Agreements. This Note is also subject to optional and mandatory prepayments, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

                  The Company's obligations under this Note and the Note Purchase Agreements are secured by a security interest in certain assets of the Company pursuant to the Pledge Agreement (as defined in the Note Purchase Agreements).

                  If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Premium) and with the effect provided in the Note Purchase Agreements.

                                 Exhibit 4.4(a)
                                   Exhibit 1B

                  THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE, THE NOTE PURCHASE AGREEMENTS OR THE PLEDGE AGREEMENT.

                                   Exhibit 1B

THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                        PUERTO RICAN CEMENT COMPANY, INC.


By:
   ---------------------------
                                        Name:
                                        Title:

                                 Exhibit 4.4(a)
                                   Exhibit 1B

                                                                       EXHIBIT 2





                            FORM OF PLEDGE AGREEMENT






                                    Exhibit 2

                                                                  EXHIBIT 4.4(a)





                   FORM OF OPINION OF SPECIAL NEW YORK COUNSEL
                                 TO THE COMPANY






                                 Exhibit 4.4(a)

                                                                  EXHIBIT 4.4(b)





                 FORM OF OPINION OF SPECIAL PUERTO RICO COUNSEL
                                 TO THE COMPANY







                                 Exhibit 4.4(b)

                                                                  EXHIBIT 4.4(c)





                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS







                                 Exhibit 4.4(c)

                                TABLE OF CONTENTS

Section                                                                              Page
-------                                                                              ----
1.  AUTHORIZATION OF NOTES; SECURITY FOR NOTES .....................................   1

2.  SALE AND PURCHASE OF NOTES .....................................................   1

3.  CLOSING ........................................................................   2

4.  CONDITIONS TO CLOSING ..........................................................   2

         4.1.     Representations and Warranties ...................................   2

         4.2.     Performance; No Default  .........................................   2

         4.3.     Compliance Certificates  .........................................   3

         4.4.     Opinions of Counsel  .............................................   3

         4.5.     Purchase Permitted By Applicable Law, etc. .......................   3

         4.6.     Sale of Other Notes  .............................................   3

         4.7.     Payment of Special Counsel Fees  .................................   3

         4.8.     Private Placement Number .........................................   4

         4.9.     Changes in Corporate Structure ...................................   4

         4.10.    Pledge Agreement .................................................   4

         4.11.    Proceedings and Documents  .......................................   4

         4.12.    Completion of First Closing  ......................................   4

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...................................   4

         5.1.     Organization; Power and Authority  ................................   5

         5.2.     Authorization, etc.  ..............................................   5

         5.3.     Disclosure ........................................................   5

         5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates...   6

         5.5.     Financial Statements ..............................................   6

         5.6.     Compliance with Laws, Other Instruments, etc.  ....................   6

         5.7.     Governmental Authorizations, etc.  ................................   7

         5.8.     Litigation; Observance of Agreements, Statutes and Orders .........   7

         5.9.     Taxes  ............................................................   7

         5.10.    Title to Property; Leases  ........................................   8

         5.11.    Licenses, Permits, etc.  ..........................................   8

         5.12.    Compliance with ERISA  ............................................   8

         5.13.    Private Offering by the Company  ..................................   9

         5.14.    Use of Proceeds; Margin Regulations  ..............................   9

         5.15.    Existing Debt; Future Liens  ......................................   9

         5.16.    Foreign Assets Control Regulations, etc. ..........................  10

         5.17.    Status under Certain Statutes  ....................................  10

         5.18.    Environmental Matters  ............................................  10

         5.19.    Solvency ..........................................................  10

6.  REPRESENTATIONS OF THE PURCHASER ................................................  11

         6.1.     Purchase for Investment  ..........................................  11

         6.2.     Source of Funds  ..................................................  11

         6.3.     Legend ............................................................  12

7.  INFORMATION AS TO COMPANY .......................................................  12

         7.1.     Financial and Business Information ................................  12

         7.2.     Officer's Certificate  ............................................  14

         7.3.     Inspection ........................................................  15

8.  PREPAYMENT OF THE NOTES .........................................................  16

         8.1.     Principal Payments ................................................  16

         8.2.     Optional Prepayments with Make-Whole Amount  ......................  16

         8.3.     Special Prepayment for an Adverse Tax Event  ......................  16

         8.4.     Allocation of Partial Prepayments  ................................  17

         8.5.     Maturity; Surrender, etc. .........................................  17

         8.6.     Purchase of Notes  ................................................  17

         8.7.     Make-Whole Amount  ................................................  17

         8.8.     Certain Taxes  ....................................................  19

9.  AFFIRMATIVE COVENANTS ...........................................................  21

         9.1.     Compliance with Law ...............................................  21

         9.2.     Insurance .........................................................  21

         9.3.     Line of Business  .................................................  22

         9.4.     Maintenance of Properties .........................................  22

         9.5.     Payment of Taxes and Claims .......................................  22

         9.6.     Corporate Existence, etc. .........................................  22

         9.7.     Further Assurances  ...............................................  22

         9.8.     Compliance with Rule 144A .........................................  23

10. NEGATIVE COVENANTS  .............................................................  23

         10.1.    Liens  ............................................................  23

         10.2.    Subsidiary Debt  ..................................................  25

         10.3.    Sale-and-Leaseback Transactions  ..................................  25

         10.4.    Merger, Consolidation, etc.  ......................................  25

         10.5.    Consolidated Tangible Net Worth  ..................................  26

         10.6.    Funded Debt  ......................................................  26

         10.7.    Current Debt ......................................................  26

         10.8.    Sale of Assets ....................................................  27

         10.9.    Restricted Payments  ..............................................  27

         10.10.   Transactions with Affiliates  .....................................  28

11. EVENTS OF DEFAULT ...............................................................  28

12. REMEDIES ON DEFAULT, ETC. .......................................................  30

         12.1.    Acceleration ......................................................  30

         12.2.    Other Remedies ....................................................  30

         12.3.    Rescission ........................................................  31

         12.4.    No Waivers or Election of Remedies, Expenses, etc. ................  31

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES ...................................  31

         13.1.    Registration of Notes  ............................................  31

         13.2.    Transfer and Exchange of Notes ....................................  31

         13.3.    Replacement of Notes ..............................................  32

14. PAYMENTS ON NOTES ...............................................................  32

         14.1.    Place of Payment ..................................................  32

         14.2.    Home Office Payment  ..............................................  33

15. EXPENSES, ETC. ..................................................................  33

         15.1.    Transaction Expenses ..............................................  33

         15.2.    Survival ..........................................................  34

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT ....................  34

17. AMENDMENT AND WAIVER ............................................................  34

         17.1.    Requirements ......................................................  34

         17.2.    Solicitation of Holders of Notes ..................................  34

         17.3.    Binding Effect, etc. ..............................................  35

         17.4.    Notes Held by Company, etc. .......................................  35

18. NOTICES .........................................................................  35

19. REPRODUCTION OF DOCUMENTS .......................................................  36

20. CONFIDENTIAL INFORMATION ........................................................  36

21. SUBSTITUTION OF PURCHASER .......................................................  37

22. MISCELLANEOUS ...................................................................  37

         22.1.    Successors and Assigns ............................................  37

         22.2.    Payments Due on Non-Business Days  ................................  37

         22.3.    Severability ......................................................  37

         22.4.    Construction ......................................................  38

         22.5.    Counterparts ......................................................  38

         22.6.    Governing Law  ....................................................  38

         22.7.    Acceptance of Jurisdiction ........................................  38

         22.8.    Waiver of Jury Trial ..............................................  39

         22.9.    Currency Conversion  ..............................................  39


SCHEDULE A        --  INFORMATION RELATING TO PURCHASERS

SCHEDULE B        --  DEFINED TERMS

SCHEDULE 4.9      --  Changes in Corporate Structure

SCHEDULE 5.3      --  Disclosure Materials

SCHEDULE 5.4      --  Subsidiaries of the Company and
                       Ownership of Subsidiary Stock

SCHEDULE 5.5      --  Financial Statements

SCHEDULE 5.8      --  Certain Litigation

SCHEDULE 5.11     --  Permits, Licenses, etc.

SCHEDULE 5.14     --  Use of Proceeds

SCHEDULE 5.15     --  Existing Debt


EXHIBIT 1A        --  Form of 7.29% Series A Senior Secured Note due
                       January 27, 2017

EXHIBIT 1B        --  Form of 7.34% Series B Senior Secured Note due
                       January 27, 2017

EXHIBIT 2         --  Pledge Agreement

EXHIBIT 4.4(a)    --  Form of Opinion of Special New York Counsel to
                       the Company

EXHIBIT 4.4(b)    --  Form of Opinion of Special Puerto Rico Counsel to
                       the Company

EXHIBIT 4.4(c)    --  Form of Opinion of Special Counsel to
                       the Purchasers

                       PUERTO RICAN CEMENT COMPANY, INC.



                                  $50,000,000

            7.29% Series A Senior Secured Notes due January 27, 2017


                                  $20,000,000

            7.34% Series B Senior Secured Notes due January 27, 2017





                            NOTE PURCHASE AGREEMENT





                             Dated January 27, 1997